                                                Filed Pursuant to Rule 424(b)(4)
                                                     Registration Nos. 333-24629
                                                                and 333-24629-01

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED APRIL 29, 1997


                         [Logo of Dime Bancorp, Inc.]
                                 $200,000,000

                             DIME CAPITAL TRUST I

                      9.33% CAPITAL SECURITIES, SERIES A
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                              DIME BANCORP, INC.

                               ----------------

  The 9.33% Capital Securities, Series A (the "Series A Capital Securities"), offered hereby represent preferred beneficial interests in Dime Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Series A Issuer"). Dime Bancorp, Inc., a Delaware corporation (the "Corporation") and the holding company of The Dime Savings Bank of New York, FSB (the "Bank" and, together with the Corporation and their consolidated subsidiaries, the "Company"), will be the owner of all of the beneficial interests represented by common securities of the Series A Issuer ("Series A Common Securities" and, collectively with the Series A Capital Securities, the "Series A Securities"). The Chase Manhattan Bank is
                                                       (Continued on next page)
                               ----------------

  SEE "RISK FACTORS" BEGINNING ON PAGE S-4 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES A CAPITAL SECURITIES.

 THESE SECURITIES ARE NOT DEPOSITS OR  OTHER OBLIGATIONS OF A BANK OR SAVINGS
   ASSOCIATION AND  ARE NOT  INSURED OR GUARANTEED  BY THE  FEDERAL DEPOSIT
     INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE   COMMISSION  OR   ANY   STATE   SECURITIES   COMMISSION  NOR   HAS
 THE   SECURITIES   AND  EXCHANGE   COMMISSION   OR  ANY   STATE   SECURITIES
  COMMISSION   PASSED    UPON   THE    ACCURACY   OR   ADEQUACY    OF   THIS
   PROSPECTUS  SUPPLEMENT   OR  THE   PROSPECTUS   TO  WHICH   IT  RELATES.
   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                              PRICE TO   UNDERWRITING      PROCEEDS TO  THE
                             PUBLIC(1)   COMMISSION(2) SERIES A ISSUER(1)(3)(4)
-------------------------------------------------------------------------------
Per Series A Capital Secu-
 rity....................    $1,000.00        (3)             $1,000.00
-------------------------------------------------------------------------------
Total....................   $200,000,000      (3)            $200,000,000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Plus accrued Distributions, if any, from May 6, 1997.
(2) The Series A Issuer and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Series A Capital Securities will be invested in the Series A Subordinated Debentures, the Corporation has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds $16.25 per Series A Capital Security (or $3,250,000 in the aggregate). See "Underwriting."
(4) Expenses of the offering which are payable by the Corporation are estimated to be $383,107, net of certain expenses to be reimbursed by the Underwriters. See "Underwriting."

                               ----------------

  The Series A Capital Securities are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Series A Capital Securities will be made in book-entry form through the facilities of The Depository Trust Company ("DTC") in New York, New York on or about May 6, 1997, against payment therefor in immediately available funds.

                               ----------------
MERRILL LYNCH & CO.
                         BT SECURITIES CORPORATION
                                                                LEHMAN BROTHERS
                               ----------------

           The date of this Prospectus Supplement is April 29, 1997.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A CAPITAL SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

(cover page continued)
the Property Trustee of the Series A Issuer. The Series A Issuer exists for the sole purpose of issuing the Series A Securities and investing the proceeds thereof in $206,186,000 initial principal amount of 9.33% Junior Subordinated Deferrable Interest Debentures, Series A (the "Series A Subordinated Debentures"), to be issued by the Corporation. The Series A Subordinated Debentures will mature on May 6, 2027 (the "Stated Maturity") (which date may be shortened in certain circumstances as described under "Certain Terms of Series A Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event"). Under certain circumstances, the Series A Capital Securities will have a preference over the Series A Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus.

  Holders of the Series A Capital Securities will be entitled to receive preferential cumulative cash distributions accruing from May 6, 1997 and payable semi-annually in arrears on May 6 and November 6 of each year, commencing November 6, 1997, at an annual rate equal to 9.33% of the Liquidation Amount of $1,000 per Series A Capital Security ("Distributions"). Subject to certain exceptions, as described herein, the Corporation has the right to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a rate equal to 9.33% per annum, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series A Subordinated Debentures are so deferred, Distributions on the Series A Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu with or junior to the Series A Subordinated Debentures. During an Extension Period, interest on the Series A Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series A Capital Securities are entitled will accumulate) at a rate equal to 9.33% per annum, compounded semi-annually from the relevant payment date for such interest, and holders of Series A Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Series A Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Original Issue Discount."

  The Series A Subordinated Debentures are unsecured and subordinated to all Senior Debt (as defined in the accompanying Prospectus). Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of its subsidiaries, including the Bank, upon any such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures (and, therefore, the Series A Capital Securities) will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders thereof should look only to the assets of the Corporation for payments on the Series A Subordinated Debentures. See "Description of Subordinated Debentures-- Subordination" in the accompanying Prospectus.

(cover page continued)
  The Corporation has, through the Series A Guarantee, the Trust Agreement, the Series A Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series A Issuer's obligations under the Series A Capital Securities. See "Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees--Full and Unconditional Guarantee" in the accompanying Prospectus. The Series A Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation or redemption of the Series A Capital Securities, but only in each case to the extent of funds held by the Series A Issuer, as described herein (the "Series A Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If the Corporation does not make interest payments on the Series A Subordinated Debentures held by the Series A Issuer, the Series A Issuer will have insufficient funds to pay Distributions on the Series A Capital Securities. The Series A Guarantee does not cover payment of Distributions when the Series A Issuer has insufficient funds to pay such Distributions. In such event, a holder of Series A Capital Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture to enforce payment of amounts equal to such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities" in the accompanying Prospectus. The obligations of the Corporation under the Series A Guarantee and the Series A Subordinated Debentures are subordinate and junior in right of payment to all Senior Debt of the Corporation.

  The Series A Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series A Subordinated Debentures at maturity or their earlier redemption. The Series A Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after May 6, 2007, in whole at any time or in part from time to time, (ii) at any time in whole (but not in part) in certain circumstances upon the occurrence of a Tax Event or Capital Treatment Event, as described under "Certain Terms of Series A Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event," or (iii) on or after May 6, 2002 in whole (but not in part) in certain circumstances if the Corporation is not then subject to the Holding Company Capital Rules, as described under "Risk Factors--Imposition of Holding Company Capital Rules." For a description of the redemption prices for the Series A Capital Securities pursuant to clause (i), (ii) or (iii) above, see "Certain Terms of Series A Capital Securities--Redemption" and "Certain Terms of Series A Subordinated Debentures--Redemption."

  The Corporation will have the right at any time to terminate the Series A Issuer and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in liquidation of the Series A Issuer. See "Certain Terms of Series A Capital Securities--Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders."

  In the event of the termination of the Series A Issuer, after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law, the holders of the Series A Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Series A Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series A Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  If the Series A Subordinated Debentures are distributed to the holders of Series A Capital Securities upon the liquidation of the Series A Issuer, the Corporation will use its best efforts to include the Series A Subordinated Debentures on such stock exchanges or other automated quotation systems, if any, on which the Series A Capital Securities are then listed or traded.

  The Series A Capital Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series A Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"), (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Series A Issuer among the Corporation, as Depositor, The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Guarantee Agreement" means the Guarantee Agreement by and between the Corporation, as Guarantor, and The Chase Manhattan Bank, as Guarantee Trustee, and (iv) the "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Corporation and the Series A Issuer. Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

  Except for the historical information included or incorporated by reference in this Prospectus, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus or in the documents incorporated by reference herein. The Company's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere herein or in the documents incorporated by reference herein.

                                 RISK FACTORS

  Prospective purchasers of the Series A Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. In addition, because holders of Series A Capital Securities may receive Series A Subordinated Debentures in exchange therefor upon liquidation of the Series A Issuer, prospective purchasers of Series A Capital Securities are also making an investment decision with regard to the Series A Subordinated Debentures and should carefully review all the information regarding the Series A Subordinated Debentures contained herein.

GENERAL BUSINESS RISKS

  The Company's business is subject to various material business risks. For example, changes in prevailing interest rates can have significant effects on the Company's business. Some of the risks to which the Company's business is subject may become more acute in periods of economic slowdown or recession. During such periods, foreclosures generally increase and could result in an increased incidence of claims and legal actions against the Company. In addition, such conditions could lead to a potential decline in demand for the Company's loan origination services.

INTEREST RATE RISK

  The Company realizes its income primarily from the differential or "spread" between the interest earned on loans and investments and the interest paid on deposits and borrowings. Net interest spreads are affected by the difference between the maturities and the repricing characteristics of interest-earning assets and interest-bearing liabilities. As is typical of most thrift institutions, the Company's interest-bearing liabilities reprice or mature, on average, sooner than its interest-earning assets. Additionally, the characteristics of many of the Company's interest-earning assets (such as pre-payment options, interest rate caps and similar features) are sensitive to changes in the level of interest rates. Although the Company utilizes a variety of techniques in an effort to manage its interest rate risk, the Company remains subject to a significant level of interest rate risk. In addition, changes in the relationship between long-term and short-term interest rates (the "yield curve") can have a significant impact on the Company's net interest income.

COMPETITION

  The Company experiences substantial competition both in attracting and retaining deposits and in making loans. Its most direct competition for deposits historically has come from other thrift institutions and commercial banks doing business in the greater New York metropolitan area. However, as with all banking organizations, the Company has experienced increasing competition from nonbanking sources. For example, the Company also competes for funds with mutual funds, corporate and governmental debt securities and other investment alternatives. The Company's competition for loans comes principally from other thrift institutions, commercial banks, mortgage banking companies, consumer finance companies, insurance companies and other institutional lenders. A number of institutions with which the Company competes for deposits and loans have significantly greater assets and capital than the Company.

REGULATION

  Each of the Corporation, as a savings and loan holding company, and the Bank, as a federal savings bank, is subject to significant regulation, which has materially affected their businesses as well as the businesses of other banking organizations in the past and is likely to do so in the future. Statutes and regulations now affecting the Corporation and the Bank may be changed at any time, and the interpretation of these statutes and regulations by examining authorities is also subject to change. There can be no assurance that future changes in the regulations or in their interpretation will not adversely affect the business of the Company. As a savings and loan holding company, the Corporation is subject to regulation and examination by the Office of Thrift Supervision (the "OTS"). As a federal savings association, the Bank is subject to examination by the OTS, its primary regulator, and the Federal Deposit Insurance Corporation ("FDIC"), as administrator of the Bank Insurance Fund (the "BIF") and the Savings Association Insurance Fund (the "SAIF"). There can be no assurance that the OTS or the FDIC may not, as a result of such examinations or otherwise, impose various requirements or regulatory sanctions upon the Bank or the Corporation.

IMPOSITION OF HOLDING COMPANY CAPITAL RULES

  From time to time, legislation has been proposed in Congress that, if adopted, would require federal savings associations, such as the Bank, to convert to a national or state bank charter. These proposals have expressed the expectation that, at some time in the future, savings and loan holding companies, such as the Corporation, may be subjected to a regulatory framework similar to that for bank holding companies. As a result of the adoption of such legislation, actions of federal bank regulatory agencies or a merger or consolidation of the Corporation with a bank holding company, it is possible that the Corporation could become subject to the holding company-level capital adequacy guidelines of the Board of Governors of the Federal Reserve System (the "Federal Reserve") or similar guidelines (collectively, "Holding Company Capital Rules"). If the Corporation does not become subject to the Holding Company Capital Rules by May 6, 2002, then the Corporation will have the right, if certain conditions are met, to redeem the Series A Subordinated Debentures in whole (but not in part) and thereby cause the mandatory redemption of the Series A Capital Securities. The Redemption Price in the case of such a redemption shall equal, for each Series A Capital Security, the Regulatory Make-Whole Amount (as defined in "Certain Terms of Series A Capital Securities--Redemption") for a corresponding $1,000 principal amount of Series A Subordinated Debentures together with accrued distributions to but excluding the Redemption Date. See "--Tax Event or Capital Treatment Event--Exchange of Series A Capital Securities for Series A Subordinated Debentures, Shortening of Maturity of Series A Subordinated Debentures or Redemption" and "Certain Terms of Series A Capital Securities--Redemption."

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES A GUARANTEE AND THE SERIES A SUBORDINATED DEBENTURES

  The obligations of the Corporation under the Series A Guarantee issued by the Corporation for the benefit of the holders of Series A Capital Securities and under the Series A Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon any such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Guarantee and the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series A Subordinated Debentures should look only to the assets of the Corporation for payments on the Series A Subordinated Debentures. See "The Corporation." None of the Indenture, the Series A Guarantee, the Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Guarantees-- Status of the Guarantees" and "Description of Junior Subordinated Debentures-- Subordination" in the accompanying Prospectus.

  The ability of the Series A Issuer to pay amounts due on the Series A Capital Securities is solely dependent upon the Corporation making payments on the Series A Subordinated Debentures as and when required.

OPTION TO DEFER INTEREST PAYMENTS; TAX CONSEQUENCES

  So long as no event of default under the Indenture has occurred or is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Series A Capital Securities by the Series A Issuer will also be deferred (and the amount of Distributions to which holders of the Series A Capital Securities are entitled will accumulate additional Distributions thereon at a rate equal to 9.33% per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Series A Subordinated Debentures, subject to certain exceptions described herein. See "Certain Terms of Series A Subordinated Debentures--Option to Defer Interest Payments." Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed ten consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at an annual rate equal to 9.33%, compounded semi-annually from the interest payment date for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series A Capital Securities--Distributions."

  Should an Extension Period occur, a holder of Series A Capital Securities will be required to recognize income (in the form of original issue discount) in respect of its pro rata share of the Series A Subordinated Debentures held by the Series A Issuer for United States federal income tax purposes. As a result, a holder of Series A Capital Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income and will not receive the cash related to such income from the Series A Issuer if the holder disposes of the Series A Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Original Issue Discount" and "--Sale or Redemption of Series A Capital Securities."

  The Corporation has no current intention of exercising its right to defer payments of interest on the Series A Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series A Capital Securities is likely to be affected. A holder that disposes of its Series A Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series A Capital Securities.

TAX EVENT OR CAPITAL TREATMENT EVENT--EXCHANGE OF SERIES A CAPITAL SECURITIES FOR SERIES A SUBORDINATED DEBENTURES, SHORTENING OF MATURITY OF SERIES A SUBORDINATED DEBENTURES OR REDEMPTION

  Upon the occurrence and continuation of a Tax Event or a Capital Treatment Event (whether occurring before or after May 6, 2007), the Corporation has the right, if certain conditions are met, (i) to terminate the Series A Issuer and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer, (ii) to shorten the maturity of the Series A Subordinated Debentures to a date not earlier than May 6, 2012, or (iii) to redeem the Series A Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event or Capital Treatment Event and thereby cause a mandatory redemption of the Series A Capital Securities. Any such redemption shall be at a price equal to the Tax/Capital Make-Whole Amount (as defined in "Certain Terms of Series A Capital Securities--Redemption") together with accrued interest to but excluding the date fixed for redemption. See "Certain Terms of Series A Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event."

  A "Tax Event" means, with respect to Series A Subordinated Debentures held by the Series A Issuer or another Issuer (as defined in the Prospectus), the receipt by the Series A Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the date of issuance of the Series A Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series A Issuer is, or within 90 days of the date of such opinion will be, subject to United States federal income tax with respect to income received or accrued on the Series A Subordinated Debentures,
(ii) interest payable by the Corporation on the Series A Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Series A Issuer is, or within 90 days of the date of the opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges. With respect to Series A Subordinated Debentures that are no longer held by the Series A Issuer or another Issuer, "Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change), in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Series A Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Corporation on the Series A Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) of the preceding sentence and the circumstances referred to in this sentence being referred to herein as an "Adverse Tax Consequence").

  A "Capital Treatment Event" means any time when the Corporation, for any reason, is subject to the Holding Company Capital Rules and the Corporation is not entitled to treat an amount equal to the aggregate Liquidation Amount of the Series A Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the Holding Company Capital Rules, as then in effect and applicable to the Corporation. If the Corporation becomes subject to the Holding Company Capital Rules and the Series A Capital Securities are treated as "Tier 1 Capital" as described above, then for as long as the Series A Capital Securities continue to be so treated, the Corporation will not exercise its right to redeem (or shorten the maturity of, as described below) the Series A Subordinated Debentures prior to their stated maturity without having received the prior approval of the Federal Reserve to do so, provided such approval is then required under applicable Holding Company Capital Rules. Under current Holding Company Capital Rules, securities similar to the Series A Capital Securities issued by bank holding companies have been treated as "Tier 1 Capital."

  See "--Possible Tax Law Changes Affecting the Series A Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Series A Capital Securities prior to May 6, 2007.

  As described above under "--Imposition of Holding Company Capital Rules," the Series A Subordinated Debentures may also be redeemed in whole (but not in part) on or after May 6, 2002 if the Corporation is not then subject to the Holding Company Capital Rules. See "Certain Terms of Series A Capital Securities--Redemption."

EXCHANGE OF SERIES A CAPITAL SECURITIES FOR SERIES A SUBORDINATED DEBENTURES

  The Corporation will have the right at any time to terminate the Series A Issuer and, after satisfaction of liabilities to creditors of the Series A Issuer as required by applicable law, cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer. See "Certain Terms of Series A Capital Securities--Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders."

  Under current United States federal income tax law and interpretations, a distribution of the Series A Subordinated Debentures upon liquidation of the Series A Issuer should not be a taxable event to holders of the Series A Capital Securities. However, if a Tax Event were to occur that would cause the Series A Issuer to be subject to United States federal income tax with respect to income received or accrued on the Series A Subordinated Debentures, a distribution of the Series A Subordinated Debentures by the Series A Issuer could be a taxable event to the Series A Issuer and the holders of the Series A Capital Securities. See "Certain Federal Income Tax Consequences-- Distribution of the Series A Subordinated Debentures to Holders of the Series A Capital Securities."

SHORTENING OF STATED MATURITY OF SERIES A SUBORDINATED DEBENTURES

  Upon the occurrence of a Tax Event or a Capital Treatment Event, the Corporation in certain circumstances will have the right to shorten the maturity of the Series A Subordinated Debentures to a date not earlier than May 6, 2012 and thereby cause the Series A Capital Securities to be redeemed on such earlier date. See "Certain Terms of Series A Subordinated Debentures-- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event."

MARKET PRICES

  There can be no assurance as to the market prices for Series A Capital Securities or Series A Subordinated Debentures that may be distributed in exchange for Series A Capital Securities upon liquidation of the Series A Issuer. Accordingly, the Series A Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series A Subordinated Debentures that a holder of Series A Capital Securities may receive on liquidation of the Series A Issuer, may trade at a discount to the price that the investor paid to purchase the Series A Capital Securities offered hereby. As a result of the existence of the

Corporation's right to defer interest payments, the market price of the Series A Capital Securities (which represent preferred beneficial interests in the Series A Issuer) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals. See "Certain Terms of the Series A Subordinated Debentures" and "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER THE SERIES A GUARANTEE; DIRECT ACTION

  The Series A Guarantee guarantees to the holders of the Series A Capital Securities the following payments, to the extent not paid by the Series A
Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A Capital Securities, to the extent that the Series A Issuer has funds on hand available therefor at such time; (ii) the redemption price with respect to any Series A Securities called for redemption, to the extent that the Series A Issuer has funds on hand available therefor at such time; and
(iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series A Issuer (unless the Series A Subordinated Debentures are distributed to holders of the Series A Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series A Issuer has funds on hand available therefor at such time and (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A Capital Securities. The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Chase Manhattan Bank will act as the indenture trustee under the Series A Guarantee (the "Guarantee Trustee") for the purpose of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A Capital Securities. The Chase Manhattan Bank will also act as Debenture Trustee for the Series A Subordinated Debentures and as Property Trustee under the Trust Agreement. Chase Manhattan Bank Delaware will act as Delaware Trustee under the Trust Agreement.

  The holders of not less than a majority in aggregate liquidation amount of the Series A Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Capital Securities or otherwise, and, in such event, holders of the Series A Capital Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest on or principal of the Series A Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Series A Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series A Securities in the Direct Action. Except as described herein, holders of Series A Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities" and "--Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series A Capital Securities by acceptance thereof agrees to the provisions of the Series A Guarantee and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Series A Capital Securities generally will have limited voting rights relating only to the modification of the Series A Capital Securities and the exercise of the Series A Issuer's rights as holder of Series

A Subordinated Debentures and the Series A Guarantee. Holders of Series A Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, and such voting rights are vested exclusively in the holder of the Series A Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described in the accompanying Prospectus. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Series A Capital Securities to ensure that the Series A Issuer will be classified for United States federal income tax purposes as a grantor trust or as other than an association taxable as a corporation unless such action materially adversely affects the interests of such holders. See "Description of Capital Securities--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES A CAPITAL SECURITIES

  The Series A Capital Securities have not been listed on a national securities exchange or the NASDAQ Stock Market. The absence of such a listing for the Series A Capital Securities could adversely affect the liquidity of the Series A Capital Securities.

  The Series A Capital Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Series A Subordinated Debentures. A holder of Series A Capital Securities that disposes of its Series A Capital Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Series A Issuer for the period prior to such disposition) will nevertheless be required to include accrued but unpaid interest on the Series A Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in the Series A Capital Securities disposed of. Such a holder will recognize a capital loss to the extent the amount realized on the sale (less any amount that is treated as a payment of accrued interest required to be included in income) is less than its adjusted tax basis. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Sale or Redemption of Series A Capital Securities."

POSSIBLE TAX LAW CHANGES AFFECTING THE SERIES A CAPITAL SECURITIES

  On February 6, 1997, the revenue portion of President Clinton's 1997 budget proposal (the "Budget Proposal") was released. If enacted, the Budget Proposal would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above described provision of the Budget Proposal is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action. If a similar provision were to apply to the Series A Subordinated Debentures, the Corporation would be unable to deduct interest on the Series A Subordinated Debentures. Under current law, the Corporation will be able to deduct interest on the Series A Subordinated Debentures. There can be no assurances, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Series A Subordinated Debentures. Such a change could give rise to a Tax Event, which in certain circumstances would permit the Corporation to terminate the Series A Issuer and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer, to shorten the maturity of the Series A Subordinated Debentures to a date not earlier than May 6, 2012 or to cause a redemption of the Series A Capital Securities. See "Certain Terms of Series A Subordinated Debentures-- Conditional Right to Shorten Maturity or Redeem Upon a Tax Event or Capital Treatment Event" and "--Redemption" in this Prospectus Supplement and "Description of Preferred Securities--Redemption or Exchange" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences-- Possible Tax Law Changes."

                              THE SERIES A ISSUER

  The Series A Issuer is a statutory business trust created under the laws of the State of Delaware by the (i) execution of a trust agreement between the Corporation, as Depositor, and Chase Manhattan Bank Delaware, as Delaware Trustee, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on April 4, 1997. The Series A Issuer's business and affairs are conducted by the Issuer Trustees: The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Series A Issuer exists for the exclusive purposes of (i) issuing and selling the Series A Securities, (ii) using the proceeds from the sale of Series A Securities to acquire Series A Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Series A Capital Securities). Accordingly, the Series A Subordinated Debentures will be the sole assets of the Series A Issuer, and payments under the Series A Subordinated Debentures will be the sole revenue of the Series A Issuer. All of the Series A Common Securities will be owned by the Corporation. The Series A Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series A Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an Event of Default under the Indenture, the rights of the Corporation, as holder of the Series A Common Securities, to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series A Capital Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire Series A Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Series A Issuer. The Series A Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series A Issuer is 589 Fifth Avenue, New York, New York 10017, Attention: Gene C. Brooks, and its telephone number is
(212) 326-6170. See "The Issuers" in the accompanying Prospectus.

  It is anticipated that the Series A Issuer will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                              RECENT DEVELOPMENTS

PENDING TRANSACTIONS

  In April 1997, the Company entered into three agreements to sell an aggregate of approximately $126 million of its non-performing residential loans and owned real estate. These sales are expected to result in a one-time pre-tax charge in the second quarter of 1997 of approximately $15 million. The loss is expected to be substantially offset by reinvestment earnings and lower credit-related costs during the balance of 1997. Adjusted for the sales, on a pro forma basis as of March 31, 1997, the Company's portfolio of non-performing assets would be approximately $104 million, or 0.57% of total assets. The sales, which are subject to standard closing conditions, are expected to close in the second quarter of 1997.

  The proposed acquisition by the Company of BFS Bankorp, Inc., the parent company of Bankers Federal Savings FSB (the "BFS Acquisition"), has received all required approvals and is expected to close on April 30, 1997. Completion of the BFS Acquisition will add approximately $600 million of loans and $450 million of deposits to the Company's balance sheet.

CONSOLIDATED FIRST QUARTER 1997 RESULTS FOR THE COMPANY

  The Company recorded net income of $32.9 million for the first quarter of 1997, compared with $27.1 million for the comparable prior year quarter. The Company's annualized return on average stockholders' equity and return on average assets were 12.66% and 0.69%, respectively, in the first quarter of 1997, compared with 10.93% and 0.54% in the first quarter of 1996. Net interest income in the first quarter of 1997 was $117.3 million, as compared with $114.3 million in the first quarter of 1996. The growth in net interest income occurred despite the reduction in the Company's "wholesale" position-- mortgage-backed securities funded by borrowings--which resulted in a $1.0 billion reduction in average interest-earning assets. The increase reflects a rise in the Company's net interest margin from 2.35% in the first quarter of 1996 to 2.51% in the first quarter of 1997, attributable in part to sales of relatively lower-yielding mortgage-backed securities during 1996 and lower overall funding costs.

  Non-interest income increased to $27.6 million for the first quarter of 1997 from $23.6 million in the comparable prior year quarter. This improvement was attributable largely to a $1.4 million increase in securities and insurance brokerage fees, together with $2.0 million of net gains from securities transactions during the first quarter of 1997, as compared with net losses from securities transactions of $0.7 million in the first quarter of 1996. These factors were offset partially by a $1.1 million decline in net gains from sales of loans in the first quarter of 1997 as compared with the first quarter of 1996.

  Non-interest expense was $80.6 million in the three months ended March 31, 1997, compared with $81.6 million in the year-earlier period. The 1996 period included restructuring and merger-related expense of $3.5 million. General and administrative expense totaled $72.4 million in the first quarter of 1997, up $2.2 million from the comparable prior year quarter, but down $3.2 million from the fourth quarter of 1996. The fourth quarter of 1996 included a $4.3 million charge in connection with the relocation of the mortgage banking operation headquarters to Tampa, Florida. The first quarter of 1997 included expenses associated with the continuing expansion of the Company's mortgage banking and consumer lending activities, the ongoing development of product sales technology, and a higher level of commissions associated with increased fees from investment services.

  Non-performing assets, which consist of non-accrual loans and other real estate owned, net, were $230.4 million, or 1.25% of total assets, at March 31, 1997, as compared with $244.8 million, or 1.30% of total assets, at year-end 1996. At March 31, 1997, non-accrual loans totaled $182.6 million, or 1.68% of total loans receivable, compared with $191.6 million, or 1.78% of total loans receivable, at year-end 1996. The allowance for loan losses represented 56.5% of non-accrual loans at March 31, 1997.

  At March 31, 1997, the Bank had tangible and leverage capital ratios of 6.32% and a risk-based capital ratio of 13.30%.

DECLARATION OF DIVIDEND

  On April 25, 1997, the Corporation announced that its Board of Directors had declared a cash dividend of $0.04 per common share. The dividend will be paid on June 16, 1997 to stockholders of record as of the close of business on May 16, 1997.

                                THE CORPORATION

  This information is qualified in its entirety by the detailed information, definitions and financial statements appearing elsewhere herein or incorporated herein by reference.

GENERAL

  The Corporation is the holding company for the Bank, a federally-chartered savings bank. At December 31, 1996, the Company had total assets of $18.9 billion, total stockholders' equity of $1.0 billion, and total deposits of $12.9 billion. The Company's core business activities include consumer financial services, mortgage banking, commercial and multifamily real estate lending, consumer lending, and business banking.

  The Bank is a member of the BIF of the FDIC, with approximately 68% of its deposits assessable by the BIF and approximately 32% of its deposits assessable by the SAIF of the FDIC, in each case insured up to applicable limits. The Bank is subject to regulation, examination and supervision by the OTS, as its primary regulator, and the FDIC, as the administrator of the BIF and the SAIF.

  The Corporation has its principal executive offices at 589 Fifth Avenue, New York, New York 10017, telephone number (212) 326-6170.

CONSUMER FINANCIAL SERVICES

  The Company's consumer financial services include deposit products and related services, securities brokerage services and insurance products. These products and services are delivered through the Company's multi-channel distribution network, which also serves as a vehicle for delivering products and services related to the Company's other business activities, including mortgage banking, consumer lending and business banking. During 1996, the Company expanded its bank-by-phone capabilities, and as a result, most services are now available 24 hours a day and seven days a week.

  The Company's principal deposit-gathering market is the greater New York metropolitan area, in which it operates 85 branches, consisting of 37 branches in New York City, 23 branches in Long Island, 7 branches in Westchester and Rockland counties in New York, and 18 branches in New Jersey. The Company also operates one branch in Florida. In addition, the Company's deposit gathering network includes over 100 automated teller machines owned by the Company. The Company attracts deposits by offering a broad selection of deposit instruments and programs, including consumer and commercial demand accounts, savings accounts, money market accounts, time deposit accounts, individual retirement and Keogh accounts, and automatic payroll and Social Security deposit programs.

  The Company provides insurance and securities brokerage services through wholly-owned insurance and brokerage subsidiaries. The services provided by the Company's securities brokerage subsidiary, Dime Securities of New York, Inc. ("Dime Securities"), a registered broker-dealer, consist primarily of the execution of securities transactions, on an agency basis, solely upon the order and for the accounts of its customers. In addition, Dime Securities provides standardized and individualized investment and financial planning advice to individuals or entities. Products sold by Dime Securities, which are not BIF- or SAIF-insured, include: mutual funds; government, corporate and municipal bonds; equity securities and equity options; variable annuities; and unit investment trusts.

  Various subsidiaries of the Bank sell certain tax-deferred annuities and life and disability insurance products issued by specified insurance companies. In addition to sales by the Company's branch-based sales force, life and disability insurance products are sold through direct mail marketing and telemarketing programs.

  The Company also offers Savings Bank Life Insurance ("SBLI") in New York through its customer representatives and direct mail marketing programs. The Company administers the SBLI program and is reimbursed for expenses. However, the Company does not share in premiums or surplus, which are maintained separately from its assets and liabilities, and is not liable under any SBLI policy.

MORTGAGE BANKING

  The Company's mortgage banking activities include production of one-to-four family first mortgage loans and cooperative apartment loans ("residential property loans"), sales of loans into the secondary market and loan servicing. A key component of the Company's continuing business strategy is to expand its mortgage banking activities by focusing on a multi-regional approach, which consists of strengthening existing operations in its core lending area of New York, New Jersey and Connecticut and controlled growth into markets outside of that core lending area. In connection therewith, the Company, in the fourth quarter of 1995, acquired the residential property loan origination businesses of National Mortgage Investments Co., Inc., a Georgia-based mortgage banking company, and James Madison Mortgage Company, a Virginia-based mortgage banking company (the "National and Madison Acquisitions"). During 1996, these two operations accounted for approximately $1 billion, or 39%, of the Company's residential property loan originations. In addition to residential property loan production offices in its core lending area, the Company currently maintains offices in Arizona, Florida, Georgia, Illinois, Louisiana, Maryland, Pennsylvania, South Carolina, and Virginia.

  During the fourth quarter of 1996, the Company began a restructuring of its mortgage banking operations, including new executive management, the relocation of its mortgage banking headquarters from Uniondale, New York to Tampa, Florida and various strategic initiatives designed to, among other things, enhance the efficiencies of such operations and further strengthen the Company's residential property loan production capabilities through the establishment of additional regional loan origination offices and an expansion of its correspondent-purchase activities.

  During 1996, the Company originated $2.7 billion of residential property loans. Of such originations, $1.9 billion were originated through approved mortgage brokers and $0.8 billion resulted from direct originations through the Company's branches, sales force and direct marketing. The Company, during 1996, also acquired $0.3 billion of residential property loans through purchase activities. Of this amount, bulk purchases amounted to $0.2 billion and correspondent purchases totaled $0.1 billion.

  At December 31, 1996, the Company serviced residential property loans with outstanding balances of $18.0 billion, including $7.0 billion of loans in its own portfolio and $11.0 billion of loans owned by others.

COMMERCIAL AND MULTIFAMILY REAL ESTATE LENDING

  First mortgage loans secured by commercial and multifamily real estate are currently made by the Company principally in its core lending area. During 1996, the Company originated $154.2 million of commercial first mortgage loans and $168.0 million of multifamily first mortgage loans. At December 31, 1996, approximately half of the Company's $1.9 billion portfolio of commercial and multifamily first mortgage loans was secured by multifamily properties.

  As a result of the acquisition of BFS Bankorp, Inc. and its wholly-owned subsidiary Bankers Federal Savings FSB (together, "BFS"), the Company's portfolio of multifamily first mortgage loans will increase significantly. At December 31, 1996, BFS had approximately $561 million of multifamily first mortgage loans, as well as approximately $17 million of commercial first mortgage loans. For a further discussion of the pending acquisition of BFS, see "Merger and Acquisition Activities." In order to leverage existing capabilities, increase production and provide geographic diversity, the Company recently opened commercial and multifamily first mortgage loan production offices in Philadelphia, Pennsylvania and Fairfax, Virginia.


CONSUMER LENDING

  The Company's consumer loan portfolio, the principal balances of which amounted to $723.7 million at year-end 1996, includes adjustable- and fixed-rate home equity loans, automobile loans and lease financing, manufactured home loans, boat loans, unsecured and secured personal loans, property improvement loans, government-guaranteed student loans, loans secured by deposits, and unsecured revolving and overdraft checking loans. Home equity loans represented approximately 70% of the Company's total consumer loan portfolio at December 31, 1996. During 1996, the Company's consumer loan originations amounted to $373.4 million.

  The Company's strategy with respect to consumer lending is to increase loan production by marketing consumer loan products through its branch network and expanding the use of telemarketing and direct response channels, as well as cross-selling home equity loan products to its existing and new residential first mortgage customers.

BUSINESS BANKING

  The Company originates business loans principally to finance seasonal working capital needs, expansion, renovation, and equipment purchases. During 1997, the Company intends to concentrate its business lending efforts on companies with up to $25 million in annual sales and is seeking to build relationships with such businesses by providing them with certain additional banking services, including deposit and cash management products.

MERGER AND ACQUISITION ACTIVITIES

  On January 13, 1995, Anchor Bancorp, Inc. and Anchor Savings Bank FSB ("Anchor Savings" and, together with Anchor Bancorp, Inc., "Anchor") were merged with and into the Corporation and the Bank, respectively, with the Corporation and the Bank being the surviving entities. Anchor Savings, on August 12, 1994, had acquired all of the outstanding common stock and preferred stock of The Lincoln Savings Bank, FSB ("Lincoln") and immediately thereafter, Lincoln was merged with and into Anchor Savings. In addition, during the fourth quarter of 1995, the Company consummated the National and Madison Acquisitions.

  In December 1996, the Corporation entered into a definitive agreement to acquire BFS for approximately $92 million in cash. It is expected that the transaction will be accounted for under the purchase method of accounting. At December 31, 1996, BFS had total assets of $650.5 million, loans receivable, net, of $586.8 million, substantially all of which were multifamily first mortgage loans, and deposits of $453.5 million. The acquisition of BFS is expected to be consummated during the second quarter of 1997.

BALANCE SHEET RESTRUCTURING PLAN

  During 1996, a key component of the Company's operating strategy was to continue implementation of a balance sheet restructuring plan (the "Balance Sheet Restructuring Plan"), which was announced at the end of 1995. The Balance Sheet Restructuring Plan was designed to, among other things, enable the Company to improve its net interest margin, primarily by selling certain relatively-lower yielding mortgage-backed securities ("MBS"), and provide the Company with greater flexibility in adjusting to varying interest rate environments. During 1996, the Company, in connection with the Balance Sheet Restructuring Plan, sold $2.0 billion of securities and incurred a net loss of $8.1 million. The proceeds of such sales were, in large part, used to repay borrowed funds, the costs of which are generally more volatile than the Company's deposits.

                      DIME BANCORP, INC. AND SUBSIDIARIES
                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following table sets forth in summary form, certain financial data for each of the years in the five-year period ended December 31, 1996. These selected consolidated financial data are qualified in their entirety by the detailed information and the consolidated financial statements of the Corporation and notes thereto included in documents incorporated by reference in this Prospectus Supplement and should be read in conjunction therewith. See "Incorporation of Certain Documents By Reference" in the accompanying Prospectus. The consolidated financial statements for each of the years in the five-year period ended December 31, 1996 have been audited by KPMG Peat Marwick LLP, independent certified public accountants; and the related auditors' report for the three-year period ended December 31, 1996 refers to a change in accounting method for goodwill. For purposes of this presentation, the results provided for each of the years ended December 31, 1993 and 1992 include Anchor's results at or for its fiscal year ended June 30th of the subsequent calendar year.

                                      FOR THE YEARS ENDED DECEMBER 31,
                          ------------------------------------------------------------
                             1996         1995         1994        1993        1992
                          -----------  -----------  -----------  ---------  ----------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS
 DATA:
Interest income.........  $ 1,350,698  $ 1,357,131  $ 1,136,862  $ 980,111  $1,243,664
Interest expense........      889,403      947,505      707,785    589,939     753,288
                          -----------  -----------  -----------  ---------  ----------
Net interest income.....      461,295      409,626      429,077    390,172     490,376
Provision for loan
 losses.................       41,000       39,650       55,799     95,489     103,684
                          -----------  -----------  -----------  ---------  ----------
Net interest income
 after provision for
 loan losses............      420,295      369,976      373,278    294,683     386,692
                          -----------  -----------  -----------  ---------  ----------
Non-interest income:
 Banking service fees...       27,373       22,325       19,953     19,269      18,677
 Loan servicing fees,
  net...................       30,356       30,452       28,213     30,001      32,270
 Securities and
  insurance brokerage
  fees..................       21,064       15,532       16,885     22,336      22,111
 Net (losses) gains on
  sales activities......      (12,716)     (12,415)       2,925     36,606      28,544
 Other..................       12,391       10,273       11,291     14,313      17,112
                          -----------  -----------  -----------  ---------  ----------
Total non-interest
 income.................       78,468       66,167       79,267    122,525     118,714
                          -----------  -----------  -----------  ---------  ----------
Non-interest expense:
 General and
  administrative
  expense...............      292,795      285,901      294,474    294,755     323,122
 SAIF recapitalization
  assessment............       26,280          --           --         --          --
 Other real estate owned
  expense, net..........       10,072       12,892       11,013     77,393      50,204
 Amortization of
  mortgage servicing
  rights................       11,872       12,107        9,664     19,884      26,650
 Restructuring and
  merger-related
  expense...............        3,504       15,331       58,258      4,000       3,000
                          -----------  -----------  -----------  ---------  ----------
Total non-interest
 expense................      344,523      326,231      373,409    396,032     402,976
                          -----------  -----------  -----------  ---------  ----------
Minority interest-
 preferred stock
 dividends of
 subsidiary.............          --           --        11,433      1,312         --
                          -----------  -----------  -----------  ---------  ----------
Income before income tax
 expense (benefit),
 extraordinary item and
 cumulative effect of a
 change in accounting
 principle..............      154,240      109,912       67,703     19,864     102,430
Income tax expense
 (benefit)..............       49,984       47,727      (53,138)   (68,959)     41,642
                          -----------  -----------  -----------  ---------  ----------
Income before
 extraordinary item and
 cumulative effect of a
 change in accounting
 principle..............      104,256       62,185      120,841     88,823      60,788
Extraordinary item-loss
 on early extinguishment
 of debt................          --           --           --         --       (2,760)
Cumulative effect of a
 change in accounting
 principle for goodwill,
 securities available
 for sale and mortgage
 servicing rights,
 respectively...........          --           --       (92,887)    (1,187)     (7,066)
                          -----------  -----------  -----------  ---------  ----------
Net income..............  $   104,256  $    62,185  $    27,954  $  87,636  $   50,962
                          ===========  ===========  ===========  =========  ==========
Net income attributable
 to common stock........  $   104,256  $    62,185  $    27,954  $  87,636  $   39,403
                          ===========  ===========  ===========  =========  ==========

                      DIME BANCORP, INC. AND SUBSIDIARIES
                SELECTED CONSOLIDATED FINANCIAL DATA (CONTINUED)

                                    AT OR FOR THE YEARS ENDED DECEMBER 31,
                          ---------------------------------------------------------------
                             1996         1995         1994         1993         1992
                          -----------  -----------  -----------  -----------  -----------
                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY AND FULLY
 DILUTED EARNINGS PER
 COMMON SHARE:
Primary:
 Income before
  extraordinary item and
  cumulative effect of a
  change in accounting
  principle.............  $      0.96  $      0.57  $      1.12  $      0.91  $      0.89
 Extraordinary item.....          --           --           --           --         (0.05)
 Cumulative effect of a
  change in accounting
  principle.............          --           --         (0.86)       (0.01)       (0.13)
                          -----------  -----------  -----------  -----------  -----------
 Net Income.............  $      0.96  $      0.57  $      0.26  $      0.90  $      0.71
                          ===========  ===========  ===========  ===========  ===========
Fully Diluted:
 Income before
  extraordinary item and
  cumulative effect of a
  change in accounting
  principle.............  $      0.95  $      0.57  $      1.12  $      0.91  $      0.89
 Extraordinary item.....          --           --           --           --         (0.05)
 Cumulative effect of a
  charge in accounting
  principle.............          --           --         (0.86)       (0.01)       (0.13)
                          -----------  -----------  -----------  -----------  -----------
 Net Income.............  $      0.95  $      0.57  $      0.26  $      0.90  $      0.71
                          ===========  ===========  ===========  ===========  ===========
AVERAGE COMMON SHARES
 OUTSTANDING (IN
 THOUSANDS):
Primary.................      109,097      109,742      107,668       97,153       55,344
Fully diluted...........      109,249      109,682      107,700       97,367       55,386
FINANCIAL CONDITION DATA
 AT DECEMBER 31:
Total assets............  $18,870,108  $20,326,620  $19,647,937  $18,098,984  $16,680,405
Securities available for
 sale...................    2,589,572    4,070,865      530,714      658,204      898,279
Securities held to
 maturity...............    4,363,971    5,085,736    8,609,897    8,159,747    6,678,036
Loans receivable........   10,738,057    9,830,313    9,351,622    7,906,573    7,629,100
Allowance for loan
 losses.................      106,495      128,295      170,383      157,515      248,429
Deposits................   12,856,739   12,572,203   12,811,269   11,091,362   13,039,885
Borrowed funds..........    4,815,191    6,614,552    5,758,734    5,850,575    2,888,269
Stockholders' equity....    1,022,337      976,530      905,125      904,982      635,843
ASSET QUALITY AT
 DECEMBER 31:
Non-performing assets...  $   244,845  $   315,800  $   415,866  $   641,743  $ 1,010,877
Non-performing assets to
 total assets...........         1.30%        1.55%        2.12%        3.55%        6.06%
Non-accrual loans to
 loans receivable.......         1.78         2.60         3.66         3.68        10.19
Allowance for loan
 losses to loans
 receivable.............         0.99         1.31         1.82         1.99         3.26
Allowance for loan
 losses to non-accrual
 loans..................        55.58        50.29        49.84        54.14        31.97
OTHER DATA:
Book value per common
 share(1)...............  $      9.76  $      9.03  $      8.43  $      8.48  $      8.79
Tangible book value per
 common share(1)........         9.67         8.94         8.39         7.59         6.81
Net interest margin for
 the year...............         2.40%        2.07%        2.36%        2.47%        2.91%
Return on average
 assets.................         0.52         0.30         0.15         0.53         0.29
Return on average
 stockholders' equity...        10.36         6.56         3.25        11.02         8.21
Average stockholders'
 equity to average
 assets.................         5.05         4.62         4.57         4.82         3.52
Stockholders' equity to
 total assets...........         5.42         4.80         4.61         5.00         3.81
Loans serviced for
 others.................  $11,036,624  $ 9,514,560  $ 8,713,047  $ 8,265,354  $ 9,039,183

--------
Notes:
(1) For 1995, 1994 and 1993, the computation assumes the exercise of a warrant issued to the FDIC in July 1993 to acquire 8.4 million shares of the Corporation's common stock at $0.01 per share. This warrant actually was exercised in May 1996.

                                USE OF PROCEEDS

  All the proceeds from the sale of Series A Capital Securities will be invested by the Series A Issuer in Series A Subordinated Debentures. The Corporation intends that the proceeds from the sale of such Series A Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes. See "Use of Proceeds" in the accompanying Prospectus.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Series A Issuer will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Series A Issuer will be included in the consolidated financial statements of the Corporation. The Series A Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures" and appropriate disclosures about the Series A Capital Securities, the Series A Guarantee and the Series A Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Series A Capital Securities as an expense in the consolidated statements of income.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of December 31, 1996 and as adjusted to give effect to the consummation of the offering of the Series A Capital Securities. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference.

                                                          DECEMBER 31, 1996
                                                        -----------------------
                                                          ACTUAL    AS ADJUSTED
                                                        ----------  -----------
                                                            (IN THOUSANDS)
   Total Long-term Debt................................ $  906,514  $  906,514
   Guaranteed Preferred Beneficial Interests in
    Corporation's Junior Subordinated Deferrable
    Interest Debentures(a).............................        --      200,000
   Stockholders' Equity:
     Common Stock......................................      1,083       1,083
     Additional Paid-In Capital........................    914,386     914,386
     Retained Earnings.................................    158,956     158,956
     Treasury Stock, at Cost...........................    (51,498)    (51,498)
     Net Unrealized Gain on Securities Available for
      Sale, Net of Related Income Taxes................         22          22
     Unearned Compensation.............................       (612)       (612)
                                                        ----------  ----------
       Total Stockholders' Equity......................  1,022,337   1,022,337
                                                        ----------  ----------
         Total Capitalization.......................... $1,928,851  $2,128,851
                                                        ==========  ==========

--------
(a) As described herein, the assets of the Series A Issuer will be $206,186,000 of 9.33% Series A Subordinated Debentures, issued by the Corporation to the Series A Issuer. The Series A Subordinated Debentures will mature on May 6, 2027 (which date may be shortened to a date not earlier than May 6, 2012 in certain circumstances as described under "Certain Terms of Series A Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event" upon the occurrence of a Tax Event or a Capital Treatment Event if certain conditions are met). The Corporation owns all of the Series A Common Securities of the Series A Issuer, which accrue distributions at the rate of 9.33% per annum.

                 CERTAIN TERMS OF SERIES A CAPITAL SECURITIES

GENERAL

  The following summary of certain terms and provisions of the Series A Capital Securities supplements the description of the terms and provisions of the Capital Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Series A Capital Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

DISTRIBUTIONS

  The Series A Capital Securities represent beneficial interests in the Series A Issuer, and Distributions on the Series A Capital Securities will be payable at an annual rate equal to 9.33% of the stated Liquidation Amount of $1,000, payable semi-annually in arrears on May 6 and November 6 of each year (each a "Distribution Date"), to the holders of the Series A Capital Securities at the close of business on the fifteenth day (whether or not a Business Day (as defined in the accompanying Prospectus)) next preceding the relevant Distribution Date. Distributions will accumulate from May 6, 1997. The first Distribution Date for the Series A Capital Securities will be November 6, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Distribution Date is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. The Paying Agent for the Series A Capital Securities shall initially be The Chase Manhattan Bank. See "Description of Preferred Securities--Distributions" in the accompanying Prospectus.

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. As a consequence of any such deferral of interest payments by the Corporation, semi-annual Distributions on the Series A Capital Securities will also be deferred by the Series A Issuer during any such Extension Period. Distributions to which holders of the Series A Capital Securities are entitled will accumulate additional Distributions thereon at a rate per annum equal to 9.33% thereof, compounded semi-annually from the relevant Distribution Date. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Series A Subordinated Debentures, subject to certain exceptions described herein. See "Certain Terms of Series A Subordinated Debentures--Option to Defer Interest Payments." Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series A Subordinated Debentures, provided that no Extension Period may exceed ten consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a rate equal to 9.33% per annum, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Federal Income Tax Consequences--Original Issue Discount."

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series A Subordinated Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Series A Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series A Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for repayment or redemption, at a redemption price, with respect to the Series A Capital Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series A Capital Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Series A Subordinated Debentures. If less than all of the Series A Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption, including any premium paid by the Corporation, shall be allocated to the redemption pro rata of the Series A Capital Securities and the Series A Common Securities.

  The Corporation has the right to redeem the Series A Subordinated Debentures
(i) on or after May 6, 2007, in whole at any time or in part from time to time, (ii) at any time, in certain circumstances as described under "Certain Terms of Series A Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event," in whole (but not in part), within 90 days following the occurrence of a Tax Event or a Capital Treatment Event, or (iii) on or after May 6, 2002, in certain circumstances as described under "Risk Factors--Imposition of Holding Company Capital Rules," in whole (but not in part), if the Corporation is not then subject to the Holding Company Capital Rules. A redemption of the Series A Subordinated Debentures would cause a mandatory redemption of Series A Capital Securities and Series A Common Securities.

  The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed as percentages of the Liquidation Amount, together with accrued and unpaid Distributions to but excluding the Redemption Date, if redeemed during the 12-month period beginning May 6:

                                                                      REDEMPTION
      YEAR                                                              PRICE
      ----                                                            ----------
      2007...........................................................  104.665%
      2008...........................................................  104.199
      2009...........................................................  103.732
      2010...........................................................  103.266
      2011...........................................................  102.799
      2012...........................................................  102.333
      2013...........................................................  101.866
      2014...........................................................  101.400
      2015...........................................................  100.933
      2016...........................................................  100.467

and at 100% on or after May 6, 2017.

  The Redemption Price, in the case of a redemption under (ii) above, shall equal, for each Series A Capital Security, the Tax/Capital Make-Whole Amount for a corresponding $1,000 principal amount of Series A Subordinated Debentures together with accrued Distributions to but excluding the Redemption Date. The "Tax/Capital Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount of such Series A Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below) as of the Redemption Date, the sum of the present values of the principal amount and premium payable as part of the

Redemption Price with respect to an optional redemption of such Series A Subordinated Debentures on May 6, 2007, together with scheduled payments of interest from the Redemption Date to May 6, 2007 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Tax/Capital Treasury Rate (as defined below).

  The Redemption Price, in the case of a redemption under (iii) above, shall equal, for each Series A Capital Security, the Regulatory Make-Whole Amount for a corresponding $1,000 principal amount of Series A Subordinated Debentures together with accrued Distributions to but excluding the Redemption Date. The "Regulatory Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount of such Series A Subordinated Debentures or (ii) as determined by a Quotation Agent as of the Redemption Date, the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Series A Subordinated Debentures on May 6, 2007, together with scheduled payments of interest for the Remaining Life, in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Regulatory Treasury Rate (as defined below).

    "Adjusted Regulatory Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate (as defined below) plus 0.50%.

    "Adjusted Tax/Capital Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate (as defined below) plus (i) 1.50% if such Redemption Date occurs on or before May 6, 1998 or (ii) 0.50% if such Redemption Date occurs after May 6, 1998.

    "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

    "Comparable Treasury Issue" means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after May 6, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated and extrapolated on a straight-line basis, rounding to the nearest month using such securities.

    "Quotation Agent" means Merrill Lynch, Pierce, Fenner & Smith
  Incorporated and its successors; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer.

    "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

    "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

LIQUIDATION OF SERIES A ISSUER AND DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS

  The Corporation will have the right at any time to liquidate the Series A Issuer and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer.

  Under current United States federal income tax law, a distribution of Series A Subordinated Debentures in exchange for Series A Capital Securities should not be a taxable event to holders of the Series A Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution of the Series A Subordinated Debentures could be a taxable event to holders of the Series A Capital Securities. See "Certain Federal Income Tax Consequences--Distribution of Series A Subordinated Debentures to Holders of Series A Capital Securities."

  If the Corporation elects to liquidate the Series A Issuer and thereby causes the Series A Subordinated Debentures to be distributed to holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer, the Corporation shall continue to have the right to redeem the Series A Subordinated Debentures in circumstances as described under "Certain Terms of Series A Subordinated Debentures--Redemption."

LIQUIDATION VALUE

  The amount payable on the Series A Capital Securities in the event of any liquidation of the Series A Issuer is $1,000 per Series A Capital Security plus accumulated and unpaid Distributions, which may be in the form of a distribution of a Like Amount in Series A Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

REGISTRATION OF SERIES A CAPITAL SECURITIES

  The Series A Capital Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series A Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC (as defined in the accompanying Prospectus). Except as described below and in the accompanying Prospectus, Series A Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Series A Capital Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Series A Issuer that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Series A Issuer in its sole discretion determines that such global security shall be so exchangeable, or
(iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series A Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series A Capital Securities are issued in definitive form, such Series A Capital Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series A Capital Securities represented by a global security will be made to DTC, as the depositary for the Series A Capital Securities. In the event Series A Capital Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Series A Capital Securities will be registrable, and Series A Capital Securities will be exchangeable for Series A Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate trust office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A Capital Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the month in which the relevant Distribution payment is scheduled to be made. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

               CERTAIN TERMS OF SERIES A SUBORDINATED DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the Series A Subordinated Debentures supplements the description of the terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the heading "Description of Junior Subordinated Debentures," to which description reference is hereby made. The summary of certain terms and provisions of the Series A Subordinated Debentures set forth below, which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture. The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

  Concurrently with the issuance of the Series A Capital Securities, the Series A Issuer will invest the proceeds thereof, together with the consideration paid by the Corporation for the Series A Common Securities, in the Series A Subordinated Debentures issued by the Corporation. The Series A Subordinated Debentures will bear interest at an annual rate equal to 9.33% of the principal amount thereof, payable semi-annually in arrears on May 6 and November 6 of each year (each, an "Interest Payment Date"), commencing November 6, 1997, to the person in whose name each Series A Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series A Issuer, the Series A Subordinated Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Series A Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a rate per annum equal to 9.33% thereof, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Series A Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture. The Series A Subordinated Debentures will mature on May 6, 2027. Such maturity may be shortened by the Corporation in certain circumstances upon the occurrence of a Tax Event or a Capital Treatment Event as described under "--Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event."

  The Series A Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Corporation. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Series A Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series A Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series A Subordinated Debentures should look only to the assets of the Corporation for payments on the Series A Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

OPTION TO DEFER INTEREST PAYMENTS

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture at any time or from time to time during the term of the Series A Subordinated Debentures to defer payment of interest on the Series A Subordinated Debentures for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid on the Series A Subordinated Debentures (together with interest on such unpaid interest at an annual rate equal to 9.33%, compounded semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Series A Subordinated Debentures (or holders of Series A Capital Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Original Issue Discount."

  During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Series A Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series A Subordinated Debentures, provided that no Extension Period may exceed ten consecutive semi-annual periods or extend beyond the Stated Maturity of the Series A Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a rate equal to 9.33% per annum compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of (i) the date interest on the Series A Subordinated Debentures would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any applicable stock exchange or automated quotation system on which the Series A Capital Securities are then listed or quoted or to holders of Series A Subordinated Debentures of the record date or (iii) the date such interest is payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series A Subordinated Debentures. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" in the accompanying Prospectus.

ADDITIONAL SUMS

  If the Series A Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Series A Subordinated Debentures such amounts ("Additional Sums") as shall be required so that the Distributions payable by the Series A Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION

  The Series A Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after May 6, 2007, in whole at any time or in part from time to time, (ii) at any time, in certain circumstances as described under "Certain Terms of Series A Subordinated Debentures-- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event," in whole (but not in part) within 90 days following the occurrence of a Tax Event or a Capital Treatment Event, or (iii) on or after May 6, 2002, in certain circumstances as described under "Risk Factors-- Imposition of Holding Company Capital Rules," in whole (but not in part) if the Corporation is not then subject to the Holding Company Capital Rules. The proceeds of any such redemption will be used by the Series A Issuer to redeem the Series A Securities.

  The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices, expressed as percentages of the principal amount, together with accrued and unpaid interest to but excluding the Redemption Date, if redeemed during the 12-month period beginning May 6:

                                                                      REDEMPTION
      YEAR                                                              PRICE
      ----                                                            ----------
      2007...........................................................  104.665%
      2008...........................................................  104.199
      2009...........................................................  103.732
      2010...........................................................  103.266
      2011...........................................................  102.799
      2012...........................................................  102.333
      2013...........................................................  101.866
      2014...........................................................  101.400
      2015...........................................................  100.933
      2016...........................................................  100.467

and at 100% on or after May 6, 2017.

  The Redemption Price, in the case of a redemption under (ii) or (iii) above, shall be equal to the Tax/Capital Make-Whole Amount or the Regulatory Make-Whole Amount, respectively (each as defined under "Certain Terms of Series A Capital Securities--Redemption"), together with accrued and unpaid interest thereon to but excluding the Redemption Date.

DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES

  As described under "Certain Terms of Series A Capital Securities-- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders," under certain circumstances involving the termination of the Series A Issuer, Series A Subordinated Debentures may be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer after satisfaction of liabilities to creditors of the Series A Issuer as provided by applicable law. If distributed to holders of Series A Capital Securities, the Series A Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series A Capital Securities, will act as depositary for the Series A Subordinated Debentures. It is anticipated that the depositary arrangements for the Series A Subordinated Debentures would be substantially identical to those in effect for the Series A Capital Securities. If Series A Subordinated Debentures are distributed to the holders of Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer, the Corporation will use its best efforts to include the Series A Subordinated Debentures on such stock exchanges or automated quotation system, if any, on which the Series A Capital Securities are then listed or quoted. There can be no assurance as to the market price of any Series A Subordinated Debentures that may be distributed to the holders of Series A Capital Securities.

CONDITIONAL RIGHT TO SHORTEN MATURITY OR REDEEM UPON A TAX EVENT OR CAPITAL TREATMENT EVENT

  If a Tax Event or a Capital Treatment Event occurs and either (i) in the opinion of counsel to the Corporation experienced in such matters, there would in all cases, after effecting the termination of the Series A Issuer and the distribution of the Series A Subordinated Debentures to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer, be more than an insubstantial risk that an Adverse Tax Consequence (as defined in "Risk Factors--Tax Event or Capital Treatment Event--Exchange of Series A Capital Securities for Series A Subordinated Debentures, Shortening of Maturity of Series A Subordinated Debentures or Redemption") would continue to exist, (ii) in the reasonable determination of the Corporation, there would in all cases, after effecting the termination of the Series A Issuer and distribution of the Series A Subordinated Debentures to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer, be more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Series A Capital Securities as "Tier 1 Capital" (or the equivalent thereof, if applicable) or (iii) the Series A Subordinated Debentures are not held by the Series A Issuer, then the Corporation shall have the right (a) to shorten the Stated Maturity of the Series A Subordinated Debentures to the minimum extent required, but in any event to a date not earlier than May 6, 2012 (the action referred to in this clause (a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Corporation experienced in such matters, after advancing the Stated Maturity, interest paid on the Series A Subordinated Debentures will be deductible for United States federal income tax purposes, or (b) if either (x) in the opinion of counsel to the Corporation experienced in such matters, there would in all cases, after affecting a Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist or (y) in the reasonable determination of the Corporation, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Series A Capital Securities as "Tier 1 Capital" (or the equivalent thereof, if applicable) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation, to redeem the Series A Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event or Capital Treatment Event at a Redemption Price equal to the Tax/Capital Make-Whole Amount. See "Certain Terms of Series A Capital Securities-- Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders" and "--Redemption" and "Certain Terms of Series A Subordinated Debentures--General" and "--Redemption."

  Holders of Series A Capital Securities should consult their own tax advisors regarding the tax consequences to them of a Maturity Advancement.

  See "Certain Federal Income Tax Consequences--Possible Tax Law Changes" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to shorten the Stated Maturity of the Series A Subordinated Debentures or to cause a redemption of the Series A Capital Securities prior to May 6, 2007.

REGISTRATION OF SERIES A SUBORDINATED DEBENTURES

  The Series A Subordinated Debentures will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series A Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below and in the accompanying Prospectus, Series A Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Series A Subordinated Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or
(iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series A Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Series A Subordinated Debentures are issued in definitive form, such Series A Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series A Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Series A Subordinated Debentures. In the event Series A Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series A Subordinated Debentures will be registrable, and Series A Subordinated Debentures will be exchangeable for Series A Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series A Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each semi-annual period. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

                      CERTAIN TERMS OF SERIES A GUARANTEE

  The Series A Guarantee guarantees to the holders of the Series A Capital Securities the following payments, to the extent not paid by the Series A
Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series A Capital Securities, to the extent that the Series A Issuer has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any Series A Capital Securities called for redemption, to the extent that the Series A Issuer has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series A Issuer (unless the Series A Subordinated Debentures are distributed to holders of the Series A Capital Securities), the lesser of (a) the aggregate of the

Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series A Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series A Issuer remaining available for distribution to holders of the Series A Capital Securities after payment of creditors of the Series A Issuer as required by applicable law. The Series A Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as the Guarantee Trustee for the purpose of compliance with the Trust Indenture Act and will hold the Series A Guarantee for the benefit of the holders of the Series A Capital Securities. The Chase Manhattan Bank will also act as Debenture Trustee for the Series A Subordinated Debentures and as Property Trustee. Chase Manhattan Bank Delaware will act as Delaware Trustee.

  The holders of not less than a majority in aggregate Liquidation Amount of the Series A Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect to the Series A Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series A Guarantee. Any holder of the Series A Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series A Guarantee without first instituting a legal proceeding against the Series A Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series A Subordinated Debentures, the Series A Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series A Capital Securities or otherwise, and, in such event, holders of the Series A Capital Securities would not be able to rely upon the Series A Guarantee for payment of such amounts. Instead, if any event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the Series A Subordinated Debentures on the applicable Interest Payment Date, then a holder of Series A Capital Securities may institute a Direct Action against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Series A Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series A Capital Securities of such holder. In connection with such Direct Action, the Corporation will have a right to set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series A Securities in the Direct Action. Except as described herein, holders of Series A Capital Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. See "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series A Capital Securities by acceptance thereof agrees to the provisions of the Series A Guarantee, the Expense Agreement and the Indenture.

                             ERISA CONSIDERATIONS

  Each fiduciary of a pension, profit-sharing or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Series A Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

  Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

  Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Series A Issuer would be deemed "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Series A Issuer and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

  Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Series A Issuer would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Series A Issuer, less than 25% of the value of each class of equity interests in the Series A Issuer were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"), or if the Series A Capital Securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. No assurance can be given that the value of the Series A Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Series A Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. In addition, the Series A Capital Securities will be deemed "publicly-offered securities" for the purposes of the Plan Asset Regulations only if owned by 100 or more investors independent of the Series A Issuer and each other. No assurance can be given that the Series A Capital Securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation. All of the Series A Common Securities will be purchased and initially held by the Corporation.

  Certain transactions involving the Series A Issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Series A Capital Securities were acquired with "plan assets" of such Plan and the assets of the Series A Issuer were deemed to be "plan assets" of Plans investing in the Series A Issuer. For example, if the Corporation is a Party in Interest with respect to an investing Plan, extensions of credit between the Corporation and the Series A Issuer (as represented by the Series A Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In addition, if the Corporation were considered to be a fiduciary with respect to the Series A Issuer as a result of certain powers it holds (such as the powers to remove and replace the Property Trustee and the Administrative Trustees), certain operations of the Series A Issuer, including the optional redemption or acceleration of the Series A Subordinated Debentures, could be considered to be prohibited transactions under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid such prohibited transactions, each investing plan, by purchasing the Series A Capital Securities, will be deemed to have directed the Series A Issuer to invest in the Series A Subordinated Debentures and to have appointed the Property Trustee.

  The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Series A Capital Securities if assets of the Series A Issuer were deemed to be "plan assets" of Plans investing in the Series A Issuer as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

  Because the Series A Capital Securities may be deemed equity interests in the Series A Issuer for purposes of applying ERISA and Section 4975 of the Code, the Series A Capital Securities may not be purchased and should not be held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or another applicable exemption. Any purchaser or holder of the Series A Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the Series A Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1, or 84-14, the Corporation and the Series A Issuer may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

  DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES THAT MAY BE IMPOSED UPON PERSONS INVOLVED IN NON-EXEMPT PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT FIDUCIARIES OR OTHER PERSONS CONSIDERING PURCHASING THE SERIES A CAPITAL SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN CONSULT WITH THEIR COUNSEL REGARDING THE POTENTIAL CONSEQUENCES IF THE ASSETS OF THE SERIES A ISSUER WERE DEEMED TO BE "PLAN ASSETS" AND THE AVAILABILITY OF EXEMPTIVE RELIEF UNDER PTCE 96-23, 95-60, 91-38, 90-1, OR 84-14 OR ANY OTHER APPLICABLE EXEMPTION.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series A Capital Securities. This summary only addresses the federal income tax consequences to a person that acquires Series A Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income tax regardless of source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have the authority to control all substantial decisions of the trust (collectively, a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series A Capital Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Series A Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for United States federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Series A Capital Securities as capital assets.

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, counsel to the Corporation and the Series A Issuer. This summary is based upon the Code, Treasury regulations, Internal Revenue Service (the "IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series A Capital Securities. In particular, certain tax law changes have been proposed that could adversely affect the Corporation's ability to deduct interest on the Series A Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Series A Capital Securities. See "--Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series A Capital Securities may differ from the treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES A CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES A SUBORDINATED DEBENTURES AND THE SERIES A ISSUER

  Under current law and assuming compliance with the terms of the Trust Agreement, the Series A Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series A Capital Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including original issue discount, paid or accrued with respect to the Series A Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "--Original Issue Discount." The Series A Subordinated Debentures will be classified as indebtedness of the Corporation for United States federal income tax purposes.

ORIGINAL ISSUE DISCOUNT

    Under the Indenture, the Corporation has the right to defer the payment of interest on the Series A Subordinated Debentures at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series A Subordinated Debentures. Because of this option, all interest payable on the Series A Subordinated Debentures will be treated as "original issue discount" ("OID") for federal income tax purposes. Accordingly, a Securityholder will recognize income (in the form of OID) on a daily basis under a constant yield method over the term of the Series A Subordinated Debentures (including during any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable. (Subsequent uses of the term "interest" in this summary shall include income in the form of OID.) The amount of OID that accrues in any semi-annual period (other than during an Extension Period) will equal approximately the amount of the interest that accrues on the Series A Subordinated Debentures in that semi-annual period at the stated interest rate.

    In the event that the interest payment period is extended, Securityholders will include interest in gross income in advance of the receipt of cash, and any Securityholders who dispose of the Series A Capital Securities prior to the record date for the payment of Distributions following such Extension Period will include interest in gross income but will not receive any cash related thereto from the Series A Issuer. Any amount of OID included in a Securityholder's gross income (whether or not during an Extension Period) will increase such Securityholder's tax basis in its Series A Capital Securities, and the amount of Distributions received by a Securityholder will reduce such Securityholder's tax basis in its Series A Capital Securities.

DISTRIBUTION OF SERIES A SUBORDINATED DEBENTURES TO HOLDERS OF SERIES A CAPITAL SECURITIES

  Under current law, a distribution by the Series A Issuer of the Series A Subordinated Debentures as described under the caption "Certain Terms of Series A Capital Securities--Liquidation of Series A Issuer and Distribution of Series A Subordinated Debentures to Holders" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Series A Subordinated Debentures previously held indirectly through the Series A Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series A Capital Securities before such distribution. If, however, the liquidation of the Series A Issuer were to occur because the Series A Issuer is subject to United States federal income tax with respect to income accrued or received on the Series A Subordinated Debentures, the distribution of Series A Subordinated Debentures to Securityholders by the Series A Issuer would be a taxable event to the Series A Issuer and each Securityholder, and each Securityholder would recognize gain or loss as if the Securityholder had exchanged its Series A Capital Securities for the Series A Subordinated Debentures it received upon the liquidation of the Series A Issuer. A Securityholder will include interest in income in respect of Series A Subordinated Debentures received from the Series A Issuer in the manner described above under""--Original Issue Discount."

SALE OR REDEMPTION OF SERIES A CAPITAL SECURITIES

  A Securityholder that sells (including a redemption for cash) Series A Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Series A Capital Securities and the amount realized on the sale of such Series A Capital Securities. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such Securityholder's pro rata share of the Series A Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Series A Capital Securities have been held for more than one year.

  The Series A Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Series A Subordinated Debentures. A Securityholder who disposes of its Series A Capital Securities between record dates for payments of distributions thereon (and consequently does not receive a Distribution from the Series A Issuer for the period prior to such disposition) will be required to include in income as ordinary income accrued but unpaid interest on the Series A Subordinated Debentures to the date of disposition and to add such amount to its adjusted tax basis in its Series A Capital Securities. To the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest), such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest income paid and OID accrued on the Series A Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to nonexempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Series A Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS on a timely basis.

  It is anticipated that income on the Series A Capital Securities will be reported to holders on Form 1099 and mailed to holders of the Series A Capital Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  On February 6, 1997, the Budget Proposal was released. If enacted, the Budget Proposal would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision of the Budget Proposal is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action. If a similar provision were to apply to the Series A Subordinated Debentures, the Corporation would be unable to deduct interest on the Series A Subordinated Debentures. Under current law, the Corporation will be able to deduct interest on the Series A Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not affect the ability of the Corporation to deduct interest on the Series A Subordinated Debentures. Such a change could give rise to a Tax Event, which in certain circumstances would permit the Corporation to terminate the Series A Issuer and cause the Series A Subordinated Debentures to be distributed to the holders of the Series A Capital Securities in exchange therefor upon liquidation of the Series A Issuer, to shorten the maturity of the

Series A Subordinated Debentures to a date not earlier than May 6, 2012 or to cause a redemption of the Series A Capital Securities, as described more fully under "Certain Terms of Subordinated Debentures--Conditional Right to Shorten Maturity or Redeem Upon a Tax Event or Capital Treatment Event" and "Certain Terms of Series A Capital Securities--Redemption." If legislation were enacted that affected the Corporation's ability to deduct interest expense on the Series A Subordinated Debentures, it is unclear whether an exercise by the Corporation of its right to shorten the maturity of the Series A Subordinated Debenture or to distribute the Series A Subordinated Debentures to Securityholders following a Tax Event or a Capital Treatment Event would be a taxable event to the Securityholders.

                                 UNDERWRITING

  Subject to the terms and conditions of an underwriting agreement between the Underwriters, the Series A Issuer and the Corporation (the "Underwriting Agreement"), the Corporation and the Series A Issuer have agreed that the Series A Issuer will sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase from the Series A Issuer, the respective number of Series A Capital Securities set forth opposite its name below:

                                                                      NUMBER OF
                                                                       SERIES A
                                                                       CAPITAL
           UNDERWRITER                                                SECURITIES
           -----------                                                ----------
      Merrill Lynch, Pierce, Fenner & Smith
               Incorporated..........................................  100,000
      BT Securities Corporation......................................   50,000
      Lehman Brothers Inc............................................   50,000
                                                                       -------
           Total.....................................................  200,000
                                                                       =======

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Series A Capital Securities offered hereby, if any are taken.

  The Underwriters propose to offer the Series A Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession of $10.00 per Series A Capital Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $3.75 per Series A Capital Security to certain brokers and dealers. After the Series A Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

  In view of the fact that the proceeds from the sale of the Series A Capital Securities will be used to purchase the Series A Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters' arranging the investment therein of such proceeds an amount of $16.25 per Series A Capital Security for the accounts of the several Underwriters. The Underwriters have agreed to reimburse the Corporation for certain of the expenses of the offering which are payable by the Corporation, up to an aggregate amount of $62,500.

  Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Series A Capital Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. Offers and sales of Series A Capital Securities will be made only to (i) "qualified institutional buyers," as defined in Rule 144A under the Securities Act; (ii) institutional "accredited investors," as defined in Rule 501(a)(1)-(3) of Regulation D under the Securities Act or (iii) individual investors for whom an investment in non-convertible non-investment grade preferred securities is appropriate. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without prior written approval of the transaction by the customer.

  The Corporation and the Series A Issuer have agreed that, during a period of 45 days from the date of the Prospectus, they will not offer, sell, contract to sell or otherwise dispose of any Series A Capital Securities, any other beneficial interests in the assets of any Issuer, or any preferred securities or any other securities of any Issuer or the Corporation that are substantially similar to the Series A Capital Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive preferred securities or any such substantially similar securities of either any Issuer or the Corporation, without the prior written consent of the Underwriters, except for the Series A Capital Securities offered in connection with this offering.

  The Series A Capital Securities are a new issue of securities with no established trading market. The Underwriters have advised the Corporation and the Series A Issuer that they intend to make a market in the Series A Capital Securities, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A Capital Securities.

  During and after the offering, the Underwriters and selling group members and their respective affiliates may purchase and sell the Series A Capital Securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Series A Capital Securities sold in the offering may be reclaimed by the Underwriters if such securities are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Series A Capital Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

  The Corporation and the Series A Issuer have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                            VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the Series A Capital Securities, the enforceability of the Trust Agreement and the formation of the Series A Issuer will be passed upon by Richards, Layton & Finger, One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899, Special Delaware Counsel to the Corporation and the Series A Issuer. The validity of the Series A Guarantee and the Series A Subordinated Debentures will be passed upon for the Corporation by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, and for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006.

PROSPECTUS

                         [Logo of Dime Bancorp, Inc.]
                                 $200,000,000

                              DIME BANCORP, INC.

              JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

                             DIME CAPITAL TRUST I

                             DIME CAPITAL TRUST II

    PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED
                                  HEREIN, BY

                              DIME BANCORP, INC.

                               ----------------

  Dime Bancorp, Inc., a Delaware corporation (the "Corporation"), may from time to time offer, in one or more series or issuances, its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Corporation. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstances, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu in all respects with or junior to such series of Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" and "-- Restrictions on Certain Payments."

  Dime Capital Trust I and Dime Capital Trust II, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing preferred beneficial interests in such Issuer. The Corporation will be the owner of the common securities representing common ownership interests in such Issuer (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities").

  Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as provided in an accompanying Prospectus Supplement. Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and of any contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities (the "Related Preferred Securities"). The Corresponding Junior Subordinated Debentures will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue
                                                       (continued on next page)

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
    PASSED  UPON  THE  ACCURACY  OR   ADEQUACY  OF  THIS  PROSPECTUS.   ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

 THESE SECURITIES ARE NOT DEPOSITS OR  OTHER OBLIGATIONS OF A BANK OR SAVINGS
   ASSOCIATION AND  ARE NOT  INSURED OR GUARANTEED  BY THE  FEDERAL DEPOSIT
     INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               ----------------

                 The date of this Prospectus is April 29, 1997

(cover page continued)
of each Issuer. If provided in an accompanying Prospectus Supplement, the Corporation may redeem the Corresponding Junior Subordinated Debentures (and cause the redemption of the Related Preferred Securities) or may terminate each Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the Related Preferred Securities in liquidation of their interests in such Issuer. See "Description of Preferred Securities-- Liquidation Distribution Upon Termination."

  If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Corresponding Junior Subordinated Debentures. If interest payments are so deferred, Distributions on the Related Preferred Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu in all respects with or junior to the Corresponding Junior Subordinated Debentures. During an Extension Period, Distributions will continue to accumulate (and the Related Preferred Securities will accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement). See "Description of Preferred Securities--Distributions."

  Taken together, the Corporation's obligations under each series of Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Related Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreements and the Guarantees--Full and Unconditional Guarantee." The payment of Distributions with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by the Corporation to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The obligations of the Corporation under each Guarantee will be subordinate and junior in right of payment to all Senior Debt of the Corporation.

  The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $200,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate amount, stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

  The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

  The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Corporation's common stock is listed on the New York Stock Exchange, Inc. (the "NYSE"). Copies of reports, proxy statements and other information may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

  The Corporation became the holding company of The Dime Savings Bank of New York, FSB (the "Bank") pursuant to a reorganization effected on May 25, 1994; until that time, such reports, proxy statements and other information were filed with the Office of Thrift Supervision (the "OTS"). Reports, proxy statements and other information filed prior to May 25, 1994 should be available for inspection and copying at the public reference facilities maintained by the OTS at the Office of Public Information, Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and also can be obtained by written request from such office at prescribed rates.

  The Corporation and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer have been included herein. The Corporation and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. Furthermore, taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities of an Issuer. See "The Issuers," "Description of Preferred Securities," "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Description of Guarantees." In addition, the Corporation does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Corporation's (1) Annual Report on Form 10-K for the year ended December 31, 1996 and (2) Current Reports on Form 8-K dated April 22, 1997 and April 25, 1997, each of which has been filed with the Commission are hereby incorporated into this Prospectus by reference.

  Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be made a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to Dime Bancorp, Inc., 589 Fifth Avenue, New York, New York 10017, Attention: Investor Relations Department. Telephone requests should be directed to (212) 326-6170.

                                THE CORPORATION

  This information is qualified in its entirety by the detailed information, definitions and financial statements appearing elsewhere herein or incorporated herein by reference. Unless the context otherwise requires, references herein to the Corporation include the Corporation and its consolidated subsidiaries; references herein to the Bank include the Bank and its consolidated subsidiaries.

GENERAL

  The Corporation, a Delaware corporation headquartered in New York, New York, is the holding company for the Bank, a federally-chartered savings bank. At December 31, 1996, the Corporation had total assets of $18.9 billion, total stockholders' equity of $1.0 billion, and total deposits of $12.9 billion. The Corporation's core business activities include consumer financial services, mortgage banking, commercial and multifamily real estate lending, consumer lending, and business banking. The Bank currently operates 85 branches in the greater New York metropolitan area and one branch in Florida.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Corporation's consolidated ratios of earnings to fixed charges calculated excluding and including interest on deposits. The following ratios should be read in conjunction with the Consolidated Financial Statements, the notes thereto and other financial information included herein by reference. For the purpose of computing the consolidated ratios of earnings to fixed charges, earnings represent consolidated income before income taxes, extraordinary item and cumulative effect of a change in accounting principle, plus fixed charges. Fixed charges excluding interest on deposits consist of interest on long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.

                                                   YEAR ENDED DECEMBER 31,
                                                   ----------------------------
                                                   1996  1995  1994  1993  1992
                                                   ----  ----  ----  ----  ----
RATIO OF EARNINGS TO FIXED CHARGES
 Excluding Interest on Deposits................... 1.42x 1.26x 1.22x 1.11x 1.62x
 Including Interest on Deposits................... 1.17  1.12  1.09  1.03  1.13

                                  THE ISSUERS

  Each Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor of the Issuer, and the Delaware Trustee (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer.

  All of the Common Securities of each Issuer will be owned by the Corporation. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Indenture, as defined herein, the rights of the Corporation, as holder of the Common Securities, to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred Securities--Subordination of Common Securities." The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each Issuer.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for each Issuer will be The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"); and Chase Manhattan Bank Delaware as Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The Chase Manhattan Bank, as Property Trustee, will act as sole indenture trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The Chase Manhattan Bank will also act as trustee under the Guarantees, as defined herein, and the Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of an Issuer, or the holders of a majority in Liquidation Amount of the Related Preferred Securities if an event of default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Corporation will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

  The principal executive office of each Issuer is 589 Fifth Avenue, New York, New York 10017 and its telephone number is (212) 326-6170.

                                USE OF PROCEEDS

  Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Trust Securities) for general corporate purposes, including working capital, capital expenditures, investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, redemption or repurchase of shares of its outstanding common stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of the Corporation. See""--Subordination." The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination" and the Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

  The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

  The applicable Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, or method of calculating the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "--Payment and Paying Agents," the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "--Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (6) any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest and Additional Interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (15) subject to the terms described herein under "--Global Junior Subordinated Debentures," whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents;
(17) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (18) the form of Trust Agreement, Guarantee Agreement and Expense Agreement, if applicable; (19) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

  Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, or (premium, if any, or) interest on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of or (premium, if any, or) interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

  Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and Stated Maturity and bearing the same interest rate.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Debenture Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated

Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

  So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and the Corporation is unable to locate a qualified successor, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture or Securities representing such series of Junior Subordinated Debentures. Further, if the Corporation so specifies with respect to the Junior Subordinated

Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $1,000 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the Person entitled thereto as such address shall appear in the securities register, or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest except in the case of Defaulted Interest. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Corporation will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

  If provided in the applicable Prospectus Supplement, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

  Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest (including Additional Interest) thereon to the redemption date, plus 100% of the principal amount thereof.

  Except as otherwise specified in the applicable Prospectus Supplement, if a Tax Event (as defined below) in respect of the Issuer of any Related Preferred Securities shall occur and be continuing, the Corporation may, at its option, redeem such series of Corresponding Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable Prospectus Supplement.

  "Tax Event" means the receipt by an Issuer of a series of Related Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Related Preferred Securities, there is more than an insubstantial risk that (i) such Issuer is, or within 90 days of the date of such opinion will be, subject to United States federal income tax with respect to income received or accrued on the Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer is, or within 90 days of the date of such opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Corporation will covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including other Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Preferred Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.


MODIFICATION OF INDENTURE

  From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting adversely the rights of the holders of such series of the Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected,
(i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or change the method of calculating the rate of interest thereon, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided that, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Related Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Preferred Securities affected unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied and (b) where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent will be given by the Property Trustee without the prior consent of each holder of Related Preferred Securities.

  In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.


DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

    (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures, including any Additional Interest in respect thereof, when due (subject to the deferral of any interest payment in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether, at maturity or upon redemption; or

    (iii) failure to observe or perform any other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

    (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

  The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default. In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures. In the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or the Property Trustee fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The Property Trustee may annul such declaration and waive such default, provided all defaults have been cured and all payment obligations have been made current. Should the Property Trustee fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right.

  The holders of a majority in aggregate outstanding principal amount of each series of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any default, except a default in the payment of principal or interest (including any Additional Interest) (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. In the case of Corresponding Junior Subordinated Debentures, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on such Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, a holder of Related Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest (including any Additional Interest) on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Corporation in connection with a Direct Action.

  The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Corresponding Junior Subordinated

Debentures unless there shall have been an event of default under the Trust Agreement. See "Description of Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Corporation shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States or any state or the District of Columbia, and such successor expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing, and (iii) certain other conditions as prescribed by the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation for the principal (and premium, if any) and interest (including any Additional Interest) to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

  If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Preferred Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

  The Junior Subordinated Debentures will be subordinate in right of payment, to the extent set forth in the Indenture, to all Senior Debt (as defined below) of the Corporation. If the Corporation defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Debt has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

  As used herein, "Senior Debt" means any obligation of the Corporation to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Debt, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Debt includes the Corporation's outstanding subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include the Junior Subordinated Debentures of any Series or any junior subordinated debt securities issued in the future with subordination terms substantially similar to those of the Junior Subordinated Debentures. Substantially all of the existing indebtedness of the Corporation constitutes Senior Debt.

  In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Corporation, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Corporation for the benefit of creditors or (iv) any other marshalling of the assets of the Corporation, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Corporation ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Corporation the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Corporation ranking junior to the Junior Subordinated Debentures. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Debt has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full. By reason of such subordination, in the event of the insolvency of the Corporation, holders of Senior Debt may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Corporation. Such subordination will not prevent the occurrence of any Event of Default under the Indenture.

  The Junior Subordinated Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

TRUST EXPENSES

  Pursuant to the Expense Agreement for each series of Corresponding Junior Subordinated Debentures, the Corporation will irrevocably and unconditionally agree with each Issuer that holds Junior Subordinated Debentures that the Corporation will pay the full amounts of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the Issuer that are required by applicable law to be satisfied in connection with a termination of such Issuer.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Issuer's Preferred Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in a principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default described under "--Modification of Indenture" and "--Debenture Events of Default," unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event shall occur and be continuing, the Corporation may, at its option, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding Corresponding Junior Subordinated Debentures, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

  The Corporation will covenant in the Indenture, as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities--Redemption or Exchange") in respect of such Trust Securities, the Corporation will pay to such Issuer such Additional Sums. The Corporation will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities,
(ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of such Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, and
(iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

  Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular Issuer will represent preferred beneficial interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the related Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to which reference is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer's Preferred Securities (the "Guarantee" for such Preferred Securities) will be a guarantee on a subordinated basis with respect to such Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when such Issuer does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

  Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  Each Issuer's Preferred Securities represent preferred beneficial interests in the applicable Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Related Preferred Securities during any such Extension Period. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Corporation in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Corporation (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of any exchange or conversion of any class or series of the Corporation's capital stock (or any capital stock of a subsidiary of the Corporation) for any class or series of the Corporation's capital stock or of any class or series of the Corporation's indebtedness for any class or series of the Corporation's capital stock, (c) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

  The revenue of each Issuer available for distribution to holders of its Related Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures." If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantees."

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

  Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Related Preferred Securities and the Common Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures--Redemption." If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities.

  The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or (iii) as may be otherwise specified in the applicable Prospectus Supplement.

  Distribution of Corresponding Junior Subordinated Debentures. The Corporation has the right at any time to terminate any Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause the Corresponding Junior Subordinated Debentures in respect of the Related Preferred Securities and Common Securities issued by such Issuer to be distributed to the holders of such Related Preferred Securities and Common Securities in liquidation of the Issuer.

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Related Preferred Securities
(i) such series of Related Preferred Securities will no longer be deemed to be outstanding, (ii) the depositary or its nominee, as the record holder of such series of Related Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Related Preferred Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Related Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Related Preferred Securities, until such certificates are presented to the Property Trustee or its agent for transfer or reissuance.

  Any distribution of Corresponding Junior Subordinated Debentures to holders of Related Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Related Preferred Securities on the relevant record date, which shall be one Business Day prior to the liquidation date; provided, however, that in the event that any Related Preferred Securities are not in book-entry form, the relevant record date shall be a date at least 15 days prior to the liquidation date, as specified in the applicable Prospectus Supplement.

  There can be no assurance as to the market prices for the Related Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Related Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Related Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Related Preferred Securities offered hereby.

  Tax Event Redemption. If a Tax Event in respect of a series of Related Preferred Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Related Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event. In the event a Tax Event in respect of a series of Related Preferred Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Related Preferred Securities or to liquidate the related Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Related Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such Related Preferred Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

  "Liquidation Amount" means the stated amount per Trust Security of $1,000 (or such other stated amount as is set forth in the applicable Prospectus Supplement).

  "Tax Event" with respect to an Issuer of a series of Related Preferred Securities means the receipt by such Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Related Preferred Securities, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Possible Tax Law Changes. On February 6, 1997, the revenue portion of President Clinton's 1997 budget (the "Budget Proposal"), was released. If enacted, the Budget Proposal would generally deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above described provision of the Budget Proposal is proposed to be effective generally for instruments issued on or after the date of first Congressional committee action. If a similar provision were to apply to the corresponding Junior Subordinated Debentures, the Corporation would be unable to deduct interest on the corresponding Junior Subordinated Debentures. Under current law, the Corporation will be able to deduct interest on the corresponding Junior Subordinated Debentures. There can be no assurance, however, that current or future legislation proposals or final legislation will not affect the ability of the Corporation to deduct interest on the corresponding Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Preferred Securities, as described more fully under "Description of Junior Subordinated Debentures--Redemptions."

  If legislation were enacted that affected the Corporation's ability to deduct interest expense on the Junior Subordinated Debentures, it is unclear whether an exercise by the Corporation of its right to shorten the maturity of the Junior Subordinated Debentures or to distribute the Junior Subordinated Debentures following a Tax Event would be a taxable event to holders of the Related Preferred Securities.

REDEMPTION PROCEDURES

  Related Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

  If the Property Trustee gives a notice of redemption in respect of Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price and any Distribution payable in respect of the Preferred Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under "Description of Guarantees", Distributions on such Preferred Securities will continue to accrue at the then applicable rate from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Related Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Related Preferred Securities on the relevant record date, which shall be one Business Day prior to the Redemption Date; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date shall be a date at least 15 days prior to the Redemption Date, as specified in the applicable Prospectus Supplement.

  If less than all of the Preferred Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof, unless a different amount is specified in the applicable Prospectus Supplement) of the Liquidation Amount of Preferred Securities of a denomination larger than $1,000 (or such other denomination as is specified in the applicable Prospectus Supplement). The Property Trustee shall promptly notify the Securities registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed, at its registerted address. Unless the Corporation defaults in payment of the Redemption Price on the Corresponding Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on such Corresponding Junior Subordinated Debentures or portions thereof (and Distributions will cease to accrue on the Related Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date, Redemption Date or liquidation date a Debenture Event of Default shall have occurred and be continuing as a result of any failure by the Corporation to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution, as defined below, in respect of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

  In the case of any event of default under the applicable Trust Agreement resulting from a Debenture Event of Default, the Corporation as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable Trust Agreement until the effect of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Corporation as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to each Trust Agreement, each Issuer shall terminate automatically upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate such Issuer; (iii) redemption of all of the Issuer's Preferred Securities as described under "--Redemption or Exchange"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Administrative Trustees not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Corporation to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Issuer in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Issuer in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 90 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

  An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. An Issuer may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the Preferred Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

  Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer to be taxable as a corporation or affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures,
(ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action and such action would not cause the Issuer to be classified as other than a grantor trust for United States federal income tax purposes.

  Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Administrative Trustees, or at the written request of the Administrative Trustees, the Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

  The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus

Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Corporation if such Preferred Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

  So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the related Trust Agreement. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the related Trust Agreement.

  Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, premium or Distributions, including any payment of Redemption Price, in respect of a Global Preferred Security representing any of such Preferred Securities immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, or if there shall have occurred and be continuing a Debenture Event of Default under the Indenture with respect to the Corresponding Junior Subordinated Debentures, the Issuer will issue individual Preferred Securities of such series in registered form in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in registered form in exchange for the Global Preferred Security representing such series of Preferred Securities. Further, if the Issuer so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Issuer, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in registered form in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities in registered form of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, and integral multiples thereof that are the same as the denominations and multiples in which the Preferred Securities are issued.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Issuer Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Issuer Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Corporation and the Issuer Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

  DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated

Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Corporation believe to be accurate, but the Issuers and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuers nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Chase Manhattan Bank will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

GENERAL

  The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee:
(i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution, to the extent such Issuer has funds on hand available therefor at such time, and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities after satisfaction of liabilities to creditors of such Issuer as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

  If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Related Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See "-- Status of the Guarantees." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "The Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See the applicable Prospectus Supplement relating to any offering of Preferred Securities.

  The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures, the Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Related Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreements and the Guarantees."

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as Junior Subordinated Debentures.

  Each Guarantee will rank pari passu with all other Guarantees issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the Related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities-- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment obligations thereunder or to perform any non-payment obligations if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the Preferred Securities may, to the extent permissible under applicable law, institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the Related Preferred Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

  Pursuant to the Expense Agreement entered into by the Corporation under each Trust Agreement (the "Expense Agreement"), the Corporation will irrevocably and unconditionally guarantee to each Person or entity to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. The Expense Agreement will be enforceable by third parties.

        RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING
            JUNIOR SUBORDINATED DEBENTURES, THE EXPENSE AGREEMENTS
                              AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees." Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Related Preferred Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on its Related Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Related Preferred Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts of such Distributions to such holder. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Preferred Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

  A holder of any Preferred Security may, to the extent permissible under applicable law, institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

  A default or event of default under any Senior Debt of the Corporation would not constitute a default or Debenture Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Junior Subordinated Debentures would constitute a Debenture Event of Default under the Indenture.

LIMITED PURPOSE OF ISSUERS

  Each Issuer's Preferred Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer (or from the Corporation under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corporation, the holders of the Related Preferred Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                             PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer may sell its Junior Subordinated Debentures or Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by the Corporation and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

  In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

  Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

  The Junior Subordinated Debentures and the Preferred Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Preferred Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

                            VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreements and the formation of the Issuers will be passed upon by Richards, Layton & Finger, Wilmington, Delaware, Special Delaware Counsel to the Corporation and the Issuers to be named in the Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Corporation by Sullivan & Cromwell, New York, New York, and for any Underwriter by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Sullivan & Cromwell.

                                    EXPERTS

  The consolidated financial statements of the Corporation and subsidiaries as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Such report refers to a change in the method of accounting for goodwill.

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 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-
TATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PRO-SPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUP-PLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURI-TIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEI-THER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLI-CATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE
THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----
Risk Factors.............................................................  S-4
The Series A Issuer...................................................... S-11
Recent Developments...................................................... S-12
The Corporation.......................................................... S-13
Dime Bancorp, Inc. and Subsidiaries
 Selected Consolidated Financial Data.................................... S-16
Use of Proceeds.......................................................... S-18
Accounting Treatment..................................................... S-18
Capitalization........................................................... S-18
Certain Terms of Series A Capital Securities............................. S-19
Certain Terms of Series A Subordinated Debentures........................ S-23
Certain Terms of Series A Guarantee...................................... S-27
ERISA Considerations..................................................... S-28
Certain Federal Income Tax Consequences.................................. S-30
Underwriting............................................................. S-33
Validity of Securities................................................... S-34
                               PROSPECTUS
Available Information....................................................    3
Incorporation of Certain Documents by Reference..........................    4
The Corporation..........................................................    5
The Issuers..............................................................    6
Use of Proceeds..........................................................    7
Description of Junior Subordinated Debentures............................    7
Description of Preferred Securities......................................   18
Book-Entry Issuance......................................................   30
Description of Guarantees................................................   32
Relationship Among the Preferred Securities, the Corresponding Junior
 Subordinated Debentures, the Expense Agreements and the Guarantees......   34
Plan of Distribution.....................................................   36
Validity of Securities...................................................   37
Experts..................................................................   37

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                                  $200,000,000

                              DIME CAPITAL TRUST I

                           9.33% CAPITAL SECURITIES,
                                    SERIES A

         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                               DIME BANCORP, INC.

                         [Logo of Dime Bancorp, Inc.]

                            -----------------------

                             PROSPECTUS SUPPLEMENT

                            -----------------------


                              MERRILL LYNCH & CO.
                           BT SECURITIES CORPORATION
                                LEHMAN BROTHERS

                                 APRIL 29, 1997

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